Exhibit 10.1

Execution Version
AMENDMENT NO. 2 TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) entered into on February 25, 2015 (the “Amendment Effective Date”) is by and among Clayton Williams Energy, Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party hereto (together with the Borrower, the “Guarantors”), the Lenders party hereto (as defined below), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”).
RECITALS

A.The Borrower is party to that certain Third Amended and Restated Credit Agreement dated as of April 23, 2014 among the Borrower, the financial institutions party thereto from time to time, as lenders (the “Lenders”), the Administrative Agent and the Issuing Bank (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement entered into November 12, 2014, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.Subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
Section 3.Decrease of Borrowing Base. Effective as of the Amendment Effective Date, the Borrowing Base is hereby decreased from $600,000,000 to $500,000,000. Once effective, the new Borrowing Base amount shall remain in effect at that level until the Borrowing Base is redetermined or reduced in accordance with the Credit Agreement. For the avoidance of doubt, the decrease in the Borrowing Base pursuant to this Section 3 is the Scheduled Redetermination scheduled to be made on or about May 1, 2015.

Section 4.Temporary Amendments to Credit Agreement.
(a)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Permitted Refinancing in its entirety as follows:
“Permitted Refinancing” means any Indebtedness of the Borrower or any Restricted Subsidiary, and Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary, incurred or issued in exchange for, or renewing or extending, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund, Existing Senior Notes, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness being so refinanced, (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is six months after the fifth anniversary of the Effective Date (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the Indenture), (c) the covenant, default and remedy provisions of such Permitted Refinancing, taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the Existing Senior Notes being refinanced, (d) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing, taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the Existing Senior Notes being refinanced, (e) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the greater of (i) the non-default cash interest rate of the Existing Senior Notes being refinanced and (ii) the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred, (f) such Permitted Refinancing is unsecured, (g) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (h) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are either (x) on substantially the same terms or at least as favorable to the Secured Parties as the subordination provisions contained in the Existing Senior Notes being refinanced or (y) reasonably satisfactory to the Administrative Agent and the Majority Lenders.
(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Senior Notes in its entirety as follows:
“Senior Notes” means (a) the Existing Senior Notes and (b) any other senior, senior subordinated or senior convertible notes issued by the Borrower pursuant to a Permitted Refinancing of the Existing Senior Notes; as the same may be amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.15.
(c)Section 2.11(d) of the Credit Agreement is hereby deleted in its entirety and replaced with “[Reserved.]”.
(d)Section 3.05 of the Credit Agreement is hereby deleted in its entirety.

(e)Section 7.01 of the Credit Agreement is hereby amended by amending and restating clause (g) thereof in its entirety to read as follows:
(g)    unsecured Indebtedness under the Senior Notes, including any Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary; provided that at the time of and immediately after giving effect to any Permitted Refinancing thereof, (i) no Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with Section 7.13;
(f)Section 7.04(i) of the Credit Agreement is hereby amended by replacing the reference to “10%” with a reference to “5%”.
(g)Section 7.06 of the Credit Agreement is hereby amended by amending and restating clause (j) thereof in its entirety as follow:
(j)    other Investments by the Borrower and the Restricted Subsidiaries; provided that, on the date any such Investment is made, the amount of such Investment, together with all other Investments made pursuant to this clause (j) of Section 7.06 (in each case determined based on the cost of such Investment) since the Effective Date, does not exceed in the aggregate $20,000,000 plus the amount of dividends, distributions and returns of capital, in each case, consisting of cash and cash equivalents, received by the Borrower or the applicable Restricted Subsidiary from Investments made under this Section 7.06(j); and
(h)Section 7.08 of the Credit Agreement is hereby amended by adding the word “and” before clause (c) thereof and by deleting clause (d) thereof in its entirety.
(i)Section 7.15 of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:
The Borrower will not, nor will it permit any Restricted Subsidiary to, except for regularly scheduled payments of interest required under the Senior Notes, directly or indirectly, retire, redeem, defease, repurchase, pay or prepay any part of the principal of, or interest on, the Senior Notes.
Notwithstanding anything to the contrary contained in this Amendment, the amendments to the Credit Agreement made pursuant to this Section 4 shall cease to be effective on the date when the financial statements and compliance certificate required under Section 6.01 of the Credit Agreement for the fiscal quarter ending September 30, 2016 have been delivered to the Administrative Agent and the Lenders (such date, the “Amendment Termination Date”) so long as (a) no Default or Event of Default exists as of such date, (b) on such date, the Aggregate Commitment does not exceed the lesser of (i) the Borrowing Base then in effect and (ii) the Maximum Facility Amount, and (c) the Borrower is in compliance with the financial covenants set forth in Section 7.13 of the Credit Agreement for the fiscal quarter ending September 30, 2016. Subject to the requirements in the preceding sentence, on the Amendment Termination Date, each section of the Credit Agreement amended pursuant to this Section 4 shall revert to read as such section read immediately prior to the Amendment Effective Date subject, however, to any amendments made pursuant to Section 5 of this Amendment and any other amendment that may hereafter be entered into pursuant to Section 7.12 of the Credit Agreement.
Section 5.Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in appropriate alphabetical order:
“Consolidated Senior Debt” means, as of any date, without duplication, Indebtedness of the Borrower and its Restricted Subsidiaries owed to the Administrative Agent, the Issuing Bank, the Lenders or any of them under any Loan Document, whether for principal, interest (including post-petition interest), reimbursement of amounts drawn under any Letter of Credit, funding indemnification amounts, fees, expenses, indemnification or otherwise.
“Consolidated Senior Debt Leverage Ratio” means, with respect to any fiscal quarter, the ratio of (a) Consolidated Senior Debt as of the end of such fiscal quarter, to (b) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter.
“Interest Coverage Ratio” means, with respect to any fiscal quarter, the ratio of (a) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter, to (b) Consolidated Net Interest Expense for the trailing four fiscal quarter period ending on the last day of such fiscal quarter.
(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Applicable Rate in its entirety as follows:
“Applicable Rate” means, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Unused Commitment Fee Rate
Equal to or greater than 90%	1.750%	2.750%	0.500%
Equal to or greater than 75% and less than 90%	1.500%	2.500%	0.500%
Equal to or greater than 50% and less than 75%	1.250%	2.250%	0.500%
Equal to or greater than 25% and less than 50%	1.000%	2.000%	0.375%
Less than 25%	0.750%	1.750%	0.375%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

(c)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Consolidated EBITDAX in its entirety as follows:
“Consolidated EBITDAX” means, with respect to the Borrower and its Restricted Subsidiaries for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued; (b) Consolidated Net Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Swap Agreement resulting from the application of FASB ASC 815 for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from Dispositions of assets outside of the ordinary course of business and other extraordinary or non-recurring losses; (g) restructuring costs that have been incurred or expensed in an amount not to exceed $10,000,000 in the aggregate over the Availability Period, which costs shall be itemized on the most recently delivered compliance certificate delivered pursuant to Section 6.01 and are otherwise reasonably acceptable to the Administrative Agent, and (h) all other non-cash charges, expenses or losses (excluding non-cash charges that constitute accruals for future cash charges); minus, to the extent included in the calculation of Consolidated Net Income, (i) the sum of (i) any non-cash gains on any Swap Agreements resulting from the application of FASB ASC 815 for that period; (ii) extraordinary or non-recurring gains; (iii) gains from Dispositions of assets outside of the ordinary course of business; and (iv) all other non-cash gains; provided that, with respect to the determination of Borrower’s compliance with the Consolidated Leverage Ratio set forth in Section 7.13(b) for any period, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis and consistent with GAAP, to any Acquisitions or Dispositions made during such period as if such Acquisition or Disposition, as the case may be, was made at the beginning of such period.
(d)Section 6.09 of the Credit Agreement is hereby amended by replacing the reference to “eighty percent (80%)” in the first sentence thereof with a reference to “eighty percent (80%) or such higher percentage as the Administrative Agent may require at any time an Event of Default is continuing”
(e)Section 7.13 of the Credit Agreement is hereby amended by amending and restating clause (b) in its entirety as follows:
(b)    Leverage Ratio. The Borrower will not permit (i) the Consolidated Senior Debt Leverage Ratio as of the last day of any fiscal quarter ending on and after March 31, 2015 through and including June 30, 2016 to be greater than 2.50 to 1.00, and (ii) the Consolidated Leverage Ratio as of the last day of any fiscal quarter ending on or after September 30, 2016 to be greater than 4.00 to 1.00.
(f)Section 7.13 of the Credit Agreement is hereby further amended by inserting the following new clause (c):
(c)    Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter ending on or after March 31, 2015 through and including June 30, 2016 to be less than 1.50 to 1.00.
Section 6.Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the limited liability company, limited partnership, or corporate power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of the Borrower and each Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Obligations, as amended hereby.
Section 7.Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders.
(b)The Administrative Agent, for the ratable benefit of the Lenders, shall have received, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Loan Documents, including all reasonable fees, expenses and disbursements of counsel for the Administrative Agent.
(c)The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the Amendment Effective Date, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
(d)The representations and warranties in this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and no Default shall have occurred and be continuing.
Section 8.Acknowledgments and Agreements.
(a)The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.
(b)The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby. Except as expressly set forth herein, this Amendment shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative

Agent, the Issuing Bank, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.
(c)The Borrower, each Guarantor, Administrative Agent, the Issuing Bank and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the other Loan Documents, are not impaired in any respect by this Amendment.
(d)From and after the date hereof, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment and the other documents executed pursuant hereto. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
(e)From and after the Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Credit Agreement as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)The Borrower hereby agrees that, on or before April 25, 2015, or such later date as the Administrative Agent shall determine in its sole discretion, (i) the Borrower shall deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Administrative Agent with respect to that portion of the Oil and Gas Interests evaluated by the most recently delivered Reserve Report as the Administrative Agent shall deem reasonably necessary or appropriate to verify (A) the title of the Credit Parties to not less than seventy percent (70%) of the Engineered Value of the Borrowing Base Properties that are required to be subject to a Mortgage pursuant to Section 6.09 of the Credit Agreement, and (B) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request, and (ii) Mortgages or supplements to Mortgages necessary or appropriate to grant, evidence and perfect and maintain Liens in Oil and Gas Interests having an Engineered Value equal to or greater than eighty percent (80%) of the Engineered Value of the Oil and Gas Interests included in the Borrowing Base Properties.
Section 9.Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under Article VIII of the Credit Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Liabilities, as such Guaranteed Liabilities may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Credit Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.
Section 10.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile or other electronic signature and all such signatures shall be effective as originals.

Section 11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 12.Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.
Section 13.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
Section 14.Entire Agreement. THIS Amendment, THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWER:                CLAYTON WILLIAMS ENERGY, INC.

By: /s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

GUARANTORS:	SOUTHWEST ROYALTIES, INC.
WARRIOR GAS CO.
CWEI ACQUISITIONS, INC.
ROMERE PASS ACQUISITION L.L.C.
CWEI ROMERE PASS ACQUISITION CORP.
BLUE HEEL COMPANY
TEX-HAL PARTNERS, INC.
DESTA DRILLING GP, LLC
WEST COAST ENERGY PROPERTIES GP, LLC
CLAJON INDUSTRIAL GAS, INC.
CLAYTON WILLIAMS PIPELINE CORPORATION

By: /s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President
of each of the Guarantors listed above

DESTA DRILLING, L.P.

By:    Desta Drilling GP, LLC, its general partner

By: /s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

SWR VPP, LLC

By:    Southwest Royalties, Inc., its sole member

By: /s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

ADMINISTRATIVE AGENT/
ISSUING BANK/LENDER:        JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By: /s/ Darren Vanek
Name: Darren Vanek
Title: Executive Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    WELLS FARGO BANK, N.A.

By: /s/ Edward Pak
Name: Edward Pak
Title: Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:	MUFG UNION BANK, N.A. f/k/a UNION BANK, N.A.

By: /s/ Brian Hawk
Name: Brian Hawk
Title: Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    COMPASS BANK

By: /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    FROST BANK

By: /s/ Alex Zemkoski
Name: Alex Zemkoski
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    THE ROYAL BANK OF SCOTLAND PLC

By: /s/ James L. Moyes
Name: James L. Moyes
Title: Managing Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    KEYBANK NATIONAL ASSOCIATION

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    NATIXIS, NEW YORK BRANCH

By: /s/ Justin Bellamy
Name: Justin Bellamy
Title: Director

By: /s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    UBS AG, STAMFORD BRANCH

By: /s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    FIFTH THIRD BANK

By: /s/ Richard Butler
Name: Richard Butler
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    U.S. BANK NATIONAL ASSOCIATION

By: /s/ Tara McLean
Name: Tara McLean
Title: Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    WHITNEY BANK

By: /s/ Parker U. Mears
Name: Parker U. Mears
Title: Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    BANK OF AMERICA, N.A.

By: /s/ Joseph Scott
Name: Joseph Scott
Title: Managing Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    BRANCH BANKING AND TRUST COMPANY

By: /s/ James Giordano
Name: James Giordano
Title: Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Nancy Mak
Name: Nancy Mak
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)

LENDER:                    PNC BANK, NATIONAL ASSOCIATION

By: /s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

Signature Page to
Amendment No. 2 to Third Amended and Restated Credit Agreement
(Clayton Williams Energy, Inc.)